Exhibit 99.1

For further information, contact:
Jeff Palmer	Tom Hayes
Investor Relations	Corporate Communications
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Group Ltd. Reports Fiscal Third Quarter Results

Revenue: $803.1 Million, Up 25 Percent Sequentially

GAAP Net Income: $201.6 Million, $0.31 per share EPS

Free Cash Flow: $195.9 Million, 24 Percent of Revenues

Santa Clara, California (December 3, 2009) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a world leader in storage, communications and consumer silicon solutions, today reported financial results for the third quarter of fiscal 2010, ended October 31, 2009.

Net revenue for the third quarter of fiscal 2010 was $803.1 million, a 25 percent sequential increase from $640.6 million in the second quarter of fiscal 2010, ended August 1, 2009, and a 2 percent increase from $791.0 million in the third quarter of fiscal 2009, ended November 1, 2008.

GAAP net income was $201.6 million, or $0.31 per share (diluted), for the third quarter of fiscal 2010, as compared to GAAP net income of $58.5 million, or $0.09 per share (diluted), for the second quarter of fiscal 2010. For the third quarter of fiscal 2009 GAAP net income was $70.9 million, or $0.11 per share (diluted).

Non-GAAP net income was $231.8 million, or $0.35 per share (diluted), for the third quarter of fiscal 2010, an increase of 95 percent from non-GAAP net income of $118.7 million, or $0.18 per share (diluted), for the second quarter of fiscal 2010, and a 59 percent increase compared with non-GAAP net income of $145.3 million, or $0.23 per share (diluted), for the third quarter of fiscal 2009.

“We are very pleased with the revenue growth we experienced in the third quarter of fiscal 2010,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer. “Our sequential revenue growth was better than our revised guidance provided on October 26, 2009, as order momentum improved across all our addressable end-markets. Our results during the third quarter demonstrate that financial discipline is firmly entrenched in Marvell’s long-term business model as we again delivered significant improvement across all financial metrics.”

Marvell reports net income or loss, basic and diluted net income or loss per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income or loss to non-GAAP net income for the three months ended October 31, 2009, August 1, 2009 and November 1, 2008, respectively, appear in the financial statements below.

GAAP gross margin for the third quarter of fiscal 2010 was 57.5 percent, compared to 55.0 percent for the second quarter of fiscal 2010 and 52.1 percent for the third quarter of fiscal 2009. Non-GAAP gross margin for the third quarter of fiscal 2010 increased to 57.8 percent, compared to 55.3 percent for the second quarter of fiscal 2010 and 52.3 percent for the third quarter of fiscal 2009.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2010 were 660 million shares, compared with 648 million shares in the second quarter of fiscal 2010 and 631 million shares in the third quarter of fiscal 2009. Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2010 were 664 million shares, compared with 652 million shares for the second quarter of fiscal 2010 and 633 million shares for the third quarter of fiscal 2009.

Cash flow from operations for the third quarter of fiscal 2010 was $203.5 million, up 12 percent sequentially from $182.3 million in the second quarter of fiscal 2010 and down 21 percent from $258.5 million in the third quarter of fiscal 2009. Free cash flow, defined as cash flow from operations less capital expenditures and purchases of IP licenses, was $195.9 million, up 12 percent sequentially from $175.3 million in the second quarter of fiscal 2010 and down 20 percent from $244.3 million in the third quarter of fiscal 2009.

Conference Call

Marvell will be conducting a conference call on December 3, 2009 at 1:30 p.m. PST to discuss results for the third quarter ended October 31, 2009. Interested parties may dial-in to the conference call at 1-866-271-0645, pass-code 78345706. The call is being webcast by Thomson Reuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp. Replay on the internet will be available following the call until January 3, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations regarding the entrenchment of financial discipline; and statements concerning the Company’s use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; uncertainty in the worldwide economic environment; successful execution of the Company’s restructuring plan and other risks detailed in Marvell’s SEC filings. When Marvell files its Form 10-Q for the third quarter of fiscal 2010, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s latest Annual Report on Form 10-K for the year end January 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 31, 2009	August 1, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Net revenue	$803,098	$640,620	$791,046	$1,965,152	$2,437,696
Cost of goods sold	341,617	288,059	379,137	887,306	1,173,892

Gross profit	461,481	352,561	411,909	1,077,846	1,263,804
Operating expenses:
Research and development	212,873	196,190	234,222	615,152	722,411
Selling and marketing	35,442	32,907	41,158	102,260	129,080
General and administrative	16,660	29,469	28,869	148,856	72,809
Amortization and write-off of acquired intangible assets	26,450	26,446	34,814	83,252	105,049

Total operating expenses	291,425	285,012	339,063	949,520	1,029,349

Operating income	170,056	67,549	72,846	128,326	234,455
Interest and other income (expense), net	(1,373)	279	11,543	(1,254)	6,097

Income before income taxes	168,683	67,828	84,389	127,072	240,552
Provision (benefit) for income taxes	(32,916)	9,335	13,443	(21,563)	28,300

Net income	$201,599	$58,493	$70,946	148,635	212,252

Basic net income per share	$0.32	$0.09	$0.12	$0.24	$0.35

Diluted net income per share	$0.31	$0.09	$0.11	$0.23	$0.34

Shares used in computing basic earnings per share	623,613	620,881	611,945	621,057	606,676
Shares used in computing diluted earnings per share	659,739	648,110	630,810	647,863	630,997

Marvell Technology Group Ltd.

Reconciliation of GAAP Net Income to Non-GAAP Net Income:

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 31, 2009	August 1, 2009	November 1, 2008	October 31, 2009	November 1, 2008
GAAP net income	$201,599	$58,493	$70,946	$148,635	$212,252
Stock-based compensation	34,377	30,015	39,578	96,040	132,431
Amortization and write-off of acquired intangible assets	26,450	26,446	34,814	83,252	105,049
Restructuring (b)	1,919	4,956	—	15,211	—
Legal/Tax related matters (a)	(32,569)	(1,202)	—	38,229	—
Other (b)	—	—	—	990	—

Non-GAAP net income	$231,776	$118,708	$145,338	$382,357	$449,732

GAAP weighted average shares - diluted	659,739	648,110	630,810	647,863	630,997
Non-GAAP adjustment	4,297	3,651	1,740	2,938	168

Non-GAAP weighted average shares diluted (c)	664,036	651,761	632,550	650,801	631,165

GAAP diluted net income per share	$0.31	$0.09	$0.11	$0.23	$0.34

Non-GAAP diluted net income per share	$0.35	$0.18	$0.23	$0.59	$0.71

GAAP gross profit:	$461,481	$352,561	$411,909	$1,077,846	$1,263,804
Stock-based compensation	2,389	1,810	1,795	8,315	8,623
Other	—	—	—	990	—

Non-GAAP gross profit	$463,870	$354,371	$413,704	$1,087,151	$1,272,427

GAAP gross profit as a % of revenue	57.5%	55.0%	52.1%	54.8%	51.8%
Stock-based compensation	0.3%	0.3%	0.2%	0.4%	0.4%
Other	—	—	—	0.0%	—

Non-GAAP gross profit	57.8%	55.3%	52.3%	55.3%	52.2%

GAAP research and development:	$212,873	$196,190	$234,222	$615,152	$722,411
Stock-based compensation	(24,134)	(22,193)	(30,607)	(68,064)	(93,537)
Restructuring	(1,338)	(3,526)	—	(10,704)	—
Legal/Tax settlement	—	1,820	—	1,820	—

Non-GAAP research and development	$187,401	$172,291	$203,615	$538,204	$628,874

GAAP selling and marketing:	$35,442	$32,907	$41,158	$102,260	$129,080
Stock-based compensation	(4,087)	(3,659)	(6,896)	(11,457)	(20,403)
Restructuring	(51)	(523)	—	(1,839)	—
Legal/Tax settlement	—	659	—	659	—

Non-GAAP selling and marketing	$31,304	$29,384	$34,262	$89,623	$108,677

GAAP general and administrative:	$16,660	$29,469	$28,869	$148,856	$72,809
Stock-based compensation	(3,767)	(2,353)	(280)	(8,204)	(9,868)
Restructuring	(530)	(907)	—	(2,668)	—
Legal/Tax settlement	—	158	—	(71,842)	—

Non-GAAP general and administrative	$12,363	$26,367	$28,589	$66,142	$62,941

GAAP provision (benefit) for income taxes:	$(32,916)	$9,335	$13,443	$(21,563)	$28,300
Tax reserve reversal	27,317	—	—	27,317	—
Income tax payable adjustment	5,252	—	—	5,252	—

Non-GAAP provision (benefit) for income taxes	$(347)	$9,335	$13,443	$11,006	$28,300

(a)	Fiscal quarter ended October 31, 2009 includes a $27.3 million benefit as a result of the expiration of the statute of limitations related to a tax contingency reserve. In addition, a $5.3 million income tax benefit was recorded relating to the adjustment of a prior year deferred tax asset. Fiscal quarter ended August 1, 2009 includes the net impact of our payroll related settlement with the IRS on related to our historical stock option granting practices. As the composition of the settlement was different than the initial reserve, the net benefit includes a $2.6 million benefit to operating expense with an offset of $1.4 million of interest expense. The nine months ended October 31, 2009 also includes the $72 million charge taken in fiscal Q1’10 in connection with the settlement of the class action litigation.
(b)	Amount represents restructuring related costs including severance costs from reductions in force, asset impairment charges and facilities consolidation charges. The nine months ended October 31, 2009 including under-utilization charges related to the rampdown of the Malaysia test operations.
(c)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 31, 2009	January 31, 2009
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,464,187	$951,909
Accounts receivable, net	394,319	222,101
Inventories	239,209	310,654
Prepaid expenses, deferred income taxes and other current assets	72,796	75,651

Total current assets	2,170,511	1,560,315
Property and equipment, net	349,276	390,853
Long-term investments	39,274	40,541
Goodwill and acquired intangible assets, net	2,201,016	2,284,164
Other non-current assets	127,643	138,327

Total assets	$4,887,720	$4,414,200

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$317,233	$139,028
Accrued liabilities	201,033	175,135
Income taxes payable	14,671	35,803
Deferred income	71,273	57,895
Current portion of capital lease obligations	1,901	1,787

Total current liabilities	606,111	409,648
Capital lease obligations, net of current portion	1,011	2,451
Other long-term liabilities	174,298	173,034

Total liabilities	781,420	585,133

Shareholders’ equity:
Common stock	1,249	1,233
Additional paid-in capital	4,501,258	4,372,265
Accumulated other comprehensive income (loss)	(1,129)	(718)
Accumulated deficit	(395,078)	(543,713)

Total shareholders’ equity	4,106,300	3,829,067

Total liabilities and shareholders’ equity	$4,887,720	$4,414,200

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Cash flows from operating activities:
Net income	$201,599	$70,946	$148,635	$212,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,571	29,136	74,976	85,786
Stock-based compensation	34,377	39,578	96,040	132,431
Amortization and write-off of acquired intangible assets	26,450	34,814	83,252	105,049
Fair market value adjustment to Intel inventory sold	(10,807)	(3,406)	(13,883)	(14,163)
Excess tax benefits from stock-based compensation	(136)	138	(205)	(356)
Deferred income taxes	263	—	6,131	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Restricted cash	24,500	—	24,500	(24,500)
Accounts receivable	(65,857)	72,810	(172,218)	(65,816)
Inventories	(17,039)	(7,477)	83,548	95,850
Prepaid expenses and other assets	(1,362)	19,037	7,559	61,847
Accounts payable	38,281	(11,882)	172,062	(6,004)
Accrued liabilities and other	(82,687)	10,306	(13,628)	(23,693)
Accrued employee compensation	36,123	7,664	35,149	17,659
Income taxes payable	(33,988)	(5,914)	(29,060)	(100)
Deferred income	29,246	2,715	27,538	(4,700)

Net cash provided by operating activities	203,534	258,465	530,396	571,542
Cash flows from investing activities:
Purchases of investments	(426,998)	—	(426,998)	(10,172)
Sales and maturities of short-term and long-term investments	10,268	5,388	10,318	29,181
Purchases of technology licenses	—	(1,400)	(12,550)	(2,650)
Purchases of property and equipment	(7,629)	(12,780)	(14,808)	(59,312)

Net cash used in investing activities	(424,359)	(8,792)	(444,038)	(42,953)
Cash flows from financing activities:
Proceeds from the issuance of common shares	13,728	12,797	34,749	80,453
Principal payments on capital lease and debt obligations	(451)	(101,634)	(1,326)	(205,039)
Excess tax benefits from stock-based compensation	136	(138)	205	356

Net cash provided by (used in) financing activities	13,413	(88,975)	33,628	(124,230)

Net increase in cash and cash equivalents	(207,412)	160,698	119,986	404,359

Cash and cash equivalents at beginning of period	1,254,807	859,309	927,409	615,648

Cash and cash equivalents at end of period	$1,047,395	$1,020,007	$1,047,395	$1,020,007